UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 13, 2009

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road Highland Park, Illinois	60035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847/831-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A Amendment No. 1 (this “Amendment”) amends and supplements the Form 8-K originally furnished by the Registrant on May 14, 2009 (the “Original Form 8-K”). This Amendment is being furnished for the purpose of including a correct copy of Exhibit 99.1. The last page of Exhibit 99.1 that was furnished with the Original Form 8-K was erroneously included and was not part of the original press release issued by the Company on May 13, 2009. The last page was part of a previous press release issued by the Company on March 16, 2009 and furnished as part of Exhibit 99.1 to the Form 8-K furnished March 17, 2009 by the Company. A correct copy of the press release issued by the Company on May 13, 2009 is furnished as Exhibit 99.1 to this Amendment.

ITEM 2.02 Results of Operations and Financial Condition.

On May 13, 2009, the registrant, Solo Cup Company (the “Company”), issued a press release announcing summary financial results for the thirteen weeks ended March 29, 2009. A copy of the press release is furnished as Exhibit 99.1 to this report.

The press release contains non-GAAP financial measures as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. Management reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures provide a view to measures similar to those used in evaluating our compliance with certain financial covenants under our Credit Agreement dated February 27, 2004, as amended and provide financial statement users meaningful comparisons between current and prior period results. They are also used as a metric to determine certain components of performance-based compensation. Those non-GAAP financial measures may be inconsistent with similar measures presented by other companies. Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s financial results reported in accordance with GAAP.

ITEM 9.01 Financial Statements and Exhibits.

The following exhibit is furnished herewith:

(d)	Exhibits.

	Exhibit No.	Description
	Exhibit 99.1	Press Release issued by Solo Cup Company dated May 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/s/ Robert D. Koney, Jr.
Robert D. Koney, Jr.
Chief Financial Officer

Date: May 14, 2009

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release issued by Solo Cup Company dated May 13, 2009.

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